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                                                                   Exhibit 10.13


                               BOARD COMPENSATION


o    annual cash retainer of $50,000
o Lead Independent Director fee - $20,000 (inclusive of any and all committee fees)
o    Audit Committee Chair fee - $15,000
o    Compensation Committee chair fee - $10,000
o $1,000 meeting fee for each committee meeting attended by a director (and $500 for each telephonic committee meeting attended, payable at the discretion of the committee chair)
o    option grant of 12,000 non-qualified stock options (one year vesting)